Exhibit 99.1

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                              ACADIA PARTNERS, L.P.

                              By:  ACADIA FW PARTNERS, L.P.,
                                   General Partner

                                   By:  ACADIA MGP, INC.,
                                        Managing General Partner


                                        By: /s/ J. Taylor Crandall
                                             J. Taylor Crandall,
                                             President


                              FWHY COINVESTMENTS I PARTNERS, L.P.

                              By:  BONDO FTW, INC.,
                                   General Partner


                                   By: /s/ James J. O'Brien
                                        James J. O'Brien,
                                        Vice President


                              ROSECLIFF-SPECIALTY RETAILING 1989
                              PARTNERS, L.P.

                              By:  /s/ Glenn R. August
                                    Glenn R. August,
                                    General Partner